UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 30549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
IMPERIAL HOLDINGS, INC.*
(*to be converted from Imperial Holdings, LLC)
(Exact name of registrant as specified in its charter)

Florida	77-0666377

(State of incorporation or organization)	(I.R.S. employer identification no.)
701 Park of Commerce Boulevard, Suite 301
Boca Raton, Florida 33487
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered

Common Stock, Par Value $0.01 Per Share	New York Stock Exchange
     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-168785
Securities to be registered pursuant to Section 12(g) of the Act:
None

     Item 1. Description of Registrant’s Securities to be Registered
     Imperial Holdings, Inc. (the “Registrant”) incorporates by reference into this registration statement the description of its common stock to be registered hereunder contained under the heading “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s Registration Statement on Form S-1 (No. 333-168785) initially filed with the Securities and Exchange Commission on August 12, 2010, as subsequently amended (the “Registration Statement”), and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement.
     Item 2. Exhibits
     No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities to be registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IMPERIAL HOLDINGS, INC. (Registrant)
By:	/s/ Jonathan Neuman
Jonathan Neuman
President and Chief Operating Officer

Dated: January 31, 2011
Signature Page for Form 8-A

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